Consent of Independent Registered Public
Accounting Firm

We have issued our reports dated February 23, 2017, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of
Advanced Energy Industries, Inc. on Form 10-K for the year ended December 31, 2016. We consent to the incorporation by reference of said reports in the Registration Statements of
Advanced Energy Industries, Inc. on Forms S-8 (File No. 333-152865 and File No. 333-
167741).

/s/ GRANT THORNTON LLP
Denver, CO
November 6, 2017